Exhibit 99.2

BIOSTAR PHARMACEUTICALS, INC. TO HOST FISCAL YEAR 2009 SECOND QUARTER EARNINGS CONFERENCE CALL ON FRIDAY, AUGUST 14, 2009 AT 10:30 A.M. EDT

Press Release
Source: Biostar Pharmaceuticals, Inc.
On Wednesday August 12, 2009, 7:30 am EDT

XIANYANG, China, Aug. 12 /PRNewswire-Asia-FirstCall/ -- Biostar Pharmaceuticals, Inc. (OTC Bulletin Board: BSPM - News; "Biostar" or "the Company"), a Xianyang-based developer, manufacturer and supplier of pharmaceutical products and medical nutrients addressing a variety of diseases and conditions, today announced that management will hold a conference call to discuss its 2009 second quarter at 10:30 a.m. EDT on Friday, August 14, 2009. Financial results will be released on August 13, 2009 after the market closes.

Interested parties may access the call by dialing +1-877-941-1848 from within the United States, or +1-480-629-9722 if calling internationally. The conference ID is 4139784. It is advisable to dial in approximately 5-10 minutes prior to the start of the call.

This call is being web cast by ViaVid Broadcasting and can be accessed at ViaVid's website at http://www.viavid.net or at the following link: http://viavid.net/dce.aspx?sid=00006906 . To access the web cast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp .

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly-owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Ao Xing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and ten nutrients. The Company has adopted international standards and is in the process of applying for three patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at http://www.sec.gov . We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, please contact:

     Ms. Elaine Zhao, CFO
     Tel:   +1-626-456-2789
     Email: elaine@biostarpharmaceuticals.com

     John Mattio
     HC International, Inc.
     Tel:   +1-914-669-5340
     Email: john.mattio@hcinternational.net
     Web:   http://www.hcinternational.net